Exhibit 10.1

SECOND AMENDMENT TO 2020 AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO 2020 AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Second Amendment”), is made and entered into on the 18th day of March, 2025 by and between Charles & Colvard, Ltd. (the “Company”) and Don O’Connell (the “Executive”). This Second Amendment shall be effective as of the date the Second Amendment is approved by the Board of Directors of the Company (the “Second Amendment Effective Date”).

R E C I T A L S :

The Executive has heretofore been employed by the Company as its President and Chief Executive Officer pursuant to the terms of an Amended and Restated Employment Agreement dated June 1, 2020, as amended July 15, 2024 (the “2020 Amended and Restated Employment Agreement”), and prior to that as its Chief Operating Officer and Senior Vice President, Supply Chain, pursuant to the terms of an Employment Agreement dated May 23, 2017, as amended April 9, 2020. The Company desires to continue to employ the Executive and the Executive desires to continue to be employed by the Company. In recognition of the services previously rendered and to be rendered in the future to the Company, it is deemed necessary and advisable to further amend the 2020 Amended and Restated Employment Agreement to reflect updated terms regarding the Executive’s base salary.

NOW, THEREFORE, in consideration of the mutual covenants and obligations herein and the compensation and benefits the Company agrees herein to pay the Executive, and of other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Executive agree that the 2020 Amended and Restated Employment Agreement shall be amended, effective as of the Second Amendment Effective Date, as follows:

1.            All provisions of the 2020 Amended and Restated Employment Agreement shall remain in full force and effect except to the extent such provisions are expressly modified by the prior amendment and this Second Amendment. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the 2020 Amended and Restated Employment Agreement. It is the intent of the parties that the execution, delivery and performance of this Second Amendment shall not operate as a waiver of or consent to any past, present or future breach of any provision of the 2020 Amended and Restated Employment Agreement.

2.             Section 4(a) of the 2020 Amended and Restated Employment Agreement is hereby deleted and replaced in its entirety with the following:

“Base Salary. Effective June 24, 2024, until otherwise determined in the Board’s discretion, Employee shall receive a base salary of Three Hundred Forty Thousand, Six Hundred Seventy-Two and 00/100 Dollars ($340,672.00) (“Base Salary”). Provided, however, as of March 3, 2025, Seventy-Five Percent (75%) of Employee’s Base Salary, or Two Hundred Fifty-Five Thousand, Five Hundred Four and 41/100 Dollars ($255,504.41), will be paid in regular and equal installments in accordance with the Company’s regular payroll schedule and practices, and subject to upward or downward adjustment as determined in the Board’s discretion, subject to the terms of Section 6(f) of this Agreement. The remaining Twenty-Five Percent (25%) of Employee’s Base Salary, or Eighty-Five Thousand, One Hundred Sixty-Eight and 13/100 Dollars ($85,168.13) will be deferred and not payable until the earlier of (i) March 15 in the calendar year following the year in which such amounts are deferred (for example, by March 15, 2026 for any amounts deferred in 2025) and (ii) the consummation of a Change of Control (as defined in this Agreement). The Board, in its discretion, may elect to pay the deferred amount prior to a Change of Control, but in no event later than March 15 in the calendar year following the year in which such amounts are deferred.”

3.             This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Second Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Second Amendment.

4.             Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Second Amendment are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to 2020 Amended and Restated Employment Agreement as of the day and year first above written.

EXECUTIVE

/s/ Don O’Connell
Don O’Connell

CHARLES & COLVARD, LTD.

By:	/s/ Clint J. Pete
Name:	Clint J. Pete
Title:	Chief Financial Officer